EXHIBIT 10.1

DEBT EXCHANGE AGREEMENT

THIS DEBT EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of the 28th day of December, 2017, by and among (i) QuoteMedia, Inc., a Nevada corporation (the “Company”), and (ii) Bravenet Web Services, Inc. (“Bravenet”) and Harrison Avenue Holdings Ltd. (“Harrison,” and together with Bravenet, the “Debt Holders”).

RECITALS

A. The Debt Holders hold outstanding debt of the Company and certain related parties as described and in such amounts as set forth on Exhibit A attached hereto (collectively, the “Debt”).

B. The Debt Holders desire to exchange all of the Debt for (i) shares of the Company’s Series A Redeemable Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and (ii) a warrant to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), upon and subject to the terms and conditions set forth in this Agreement.

C. The Company desires to exchange shares of its Series A Preferred Stock and a warrant to purchase shares of its Common Stock for all of the Debt, upon and subject to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

ARTICLE I - EXCHANGE; CLOSING

1.1 Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Closing referred to in Section 1.2 hereof:

(a) Surrender and Cancellation of Debt. Each of the Debt Holders shall surrender, forfeit, and deliver to the Company all of the Debt held by such Debt Holder in its entirety and any and all rights, titles, and interests that such Debt Holder has therein and thereto, free and clear of any and all liens, mortgages, adverse claims, charges, security interests, encumbrances or other restrictions or limitations whatsoever (“Liens”). All of the Debt shall be cancelled in its entirety and shall no longer be outstanding for any purpose, and none of the Debt Holders shall have any rights or benefits, and the Company shall have no obligation to any Debt Holder, under or pursuant to any of the Debt.

(b) Issuance of Series A Preferred Stock and Common Stock Warrants. In exchange for the surrender, forfeiture, and cancellation of the Debt pursuant to Section 1.1(a), the Company shall issue to each Debt Holder (i) such number of shares of the Company’s Series A Preferred Stock set forth opposite the name of such Debt Holder on Exhibit A attached hereto (the “Preferred Shares”), and (ii) a warrant to purchase such number of shares of Common Stock set forth opposite the name of such Debt Holder on Exhibit A attached hereto, at an exercise price equal to $0.10 per share, in the form of Exhibit B attached hereto (the “Warrant”). The Preferred Shares shall be subject to, and shall have the rights and privileges set forth in, the Certificate of Designations in respect of the Company’s Series A Redeemable Convertible Preferred Stock in the form attached hereto as Exhibit C (the “Certificate of Designations”).

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1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) shall be held via the electronic exchange of signature pages between the parties at 10:00 a.m., Phoenix Time, on the date hereof or as otherwise agreed to by the parties in writing. The date upon which the Closing occurs is hereinafter referred to as the “Closing Date.” The Closing shall be deemed completed as of 11:59 p.m., Phoenix time, on the day prior to the Closing Date.

1.3 Deliveries by the Company. At the Closing, the Company shall deliver to each Debt Holder (a) a stock certificate evidencing the number of Preferred Shares set forth opposite the name of such Debt Holder on Exhibit A attached hereto, and (b) a Warrant exercisable for the number of shares of Common Stock set forth opposite the name of such Debt Holder on Exhibit A attached hereto.

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Debt Holder that:

2.1 Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; and the Company has the corporate power to own, manage, lease and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted.

2.2 Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by the Company, and the Company has all requisite corporate power and legal capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors’ rights generally.

2.3 No Company Defaults or Consents. Neither the execution and delivery of this Agreement nor the carrying out of any of the transactions contemplated hereby will:

(a) violate or conflict with any of the terms, conditions or provisions of the charter or bylaws of the Company;

(b) violate any Legal Requirements applicable to the Company;

(c) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any material contract or material permit binding upon or applicable to the Company;

(d) result in the creation of any Lien on any properties or assets of the Company; or

(e) require the Company to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority.

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2.4 Valid Issuance of Preferred Shares. Upon issuance to the Debt Holders at the Closing, the Preferred Shares will have been duly authorized and validly issued without violation of the preemptive rights of any Person and will be fully paid and nonassessable, free and clear of any Liens (other than those arising by or through the Debt Holder receiving such shares) and shall be entitled to the rights and preferences set forth in the Certificate of Designations. The issuance by the Company of the Preferred Shares is exempt from registration under the Securities Act of 1933 and state securities laws.

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE DEBT HOLDERS

Each Debt Holder hereby represents and warrants to the Company that:

3.1 Corporate Existence and Qualification. If such Debt Holder is not a natural person, such Debt Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, formation or organization, as applicable; and such Debt Holder has the power to own, manage, lease and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted.

3.2 Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by such Debt Holder and such Debt Holder has all requisite power and legal capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all action necessary on behalf of such Debt Holder. This Agreement constitutes the legal, valid and binding obligation of such Debt Holder, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors’ rights generally.

3.3 No Default or Consents. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will:

(a) if such Debt Holder is not a natural person, violate or conflict with any of the terms, conditions or provisions of such Debt Holder’s charter, organizational and/or governing documents;

(b) violate any Legal Requirements applicable to such Debt Holder;

(c) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any material contract or material permit applicable to such Debt Holder;

(d) result in the creation of any Lien on any property or asset of such Debt Holder; or

(e) require such Debt Holder to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority.

3.4 Title. Such Debt Holder has good and marketable title to the Debt to be surrendered, forfeited, cancelled and exchanged by such Debt Holder pursuant to this Agreement, free and clear of any and all Liens. Such Debt Holder has the authority to surrender, forfeit, transfer, exchange, and deliver such Debt.

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3.5 Investor Representations.

(a) Such Debt Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions contemplated hereby and is consummating the transactions contemplated hereby with a full understanding of all of the terms, conditions, and risks and willingly assumes those terms, conditions, and risks.

(b) Such Debt Holder has made its own decision to consummate the transactions contemplated hereby based on its own independent review and consultations with such investment, legal, tax, accounting, and other advisers as it deemed necessary. Such Debt Holder has made its own decision concerning the transactions contemplated hereby without reliance on any representation or warranty of, or advice from, the Company or any other person.

(c) Such Debt Holder acknowledges and understands that the Company possesses material non-public information not known to such Debt Holder that may impact the value of the Debt (the “Information”) that the Company is unable to disclose to such Debt Holder, including, without limitation, information received by principals and employees of the Company in their capacities as directors, officers, significant stockholders, and/or Affiliates of the Company. Such Debt Holder understands, based on its experience, the disadvantage to which it is subject due to the disparity of information between such Debt Holder and the Company. Notwithstanding this, such Debt Holder has deemed it appropriate to engage in the transactions contemplated hereby.

(d) Such Debt Holder agrees that the Company and its Affiliates, principals, stockholders, partners, employees, and agents shall have no liability to such Debt Holder or, as applicable, its grantor or beneficiaries, whatsoever due to or in connection with the Company’s use or non-disclosure of the Information or otherwise as a result of the transactions contemplated hereby, and such Debt Holder hereby irrevocably waives any claim that it might have based on the failure of the Company to disclose the Information.

(e) Such Debt Holder acknowledges and agrees that the Company is relying on such Debt Holder’s representations, warranties, and agreements herein as a condition to proceeding with the transactions contemplated hereby. Without such representations, warranties, and agreements, the Company would not engage in the transactions contemplated hereby.

(f) Such Debt Holder understands and acknowledges that the Preferred Shares and Warrants will be subject to certain resale restrictions under applicable securities laws in Canada, the terms of which may be endorsed on the certificates representing the Preferred Shares and Warrants as a printed or electronic legend, and the Debt Holder agrees to comply with such resale restrictions. The Debt Holder also acknowledges that it has been advised to consult its own independent legal advisor with respect to the applicable resale restrictions and the Debt Holder, is solely responsible for complying with such restrictions and the Company is not responsible for ensuring compliance by the Debt Holder or, if applicable, the disclosed principal, with the applicable resale restrictions.

3.6 No Additional Representations. Each Debt Holder acknowledges that neither the Company nor any other person (including, without limitation, any director, shareholder, officer, employee, agent or affiliate of the Company) has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company except as expressly set forth in this Agreement. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, THE COMPANY MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE COMPANY OR ANY OF THE ASSETS, LIABILITIES OR OPERATIONS OF THE COMPANY, AND EACH DEBT HOLDER EXPRESSLY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY. ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED. ANY AND ALL PRIOR REPRESENTATIONS AND WARRANTIES MADE BY ANY PARTY OR ITS REPRESENTATIVES, WHETHER VERBALLY OR IN WRITING, ARE DEEMED TO HAVE BEEN MERGED INTO THIS AGREEMENT, IT BEING INTENDED THAT NO SUCH PRIOR REPRESENTATIONS OR WARRANTIES SHALL SURVIVE THE EXECUTION AND DELIVERY OF THIS AGREEMENT.

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ARTICLE IV – POST-CLOSING REPURCHASE RIGHTS

4.1 Repurchase of Preferred Shares.

(a) FY 2018. Within fifteen (15) days following the Company’s filing of its quarterly or annual reports (such reports, the “SEC Reports”) with the U.S. Securities and Exchange Commission (the “SEC”) covering each of the four (4) fiscal quarters in the year ending December 31, 2018, if the cash balance of the Company as reported in any such SEC Reports at the end of any such fiscal quarter exceeds $350,000, the Debt Holders may deliver a written request (a “Repurchase Election”) to the Company that up to an aggregate of 600 Preferred Shares be repurchased at the Series A Liquidation Value (as such term is defined in the Certificate of Designations) (with any such Debt Holder entitled to its pro rata share of such aggregate amount). Upon the receipt of any such Repurchase Election, the Company shall, to the extent it may lawfully do so, repurchase the number of Preferred Shares specified in such Repurchase Election within thirty (30) days after the Company’s receipt of any such Repurchase Election.

(b) FY 2019. Within fifteen (15) days following the Company’s filing of its SEC Reports with the SEC covering each of the four (4) fiscal quarters in the year ending December 31, 2019, if the cash balance of the Company as reported in any such SEC Reports at the end of any such fiscal quarter exceeds $375,000, the Debt Holders may deliver a Repurchase Election to the Company that up to an aggregate of 800 Preferred Shares be repurchased at the Series A Liquidation Value (as such term is defined in the Certificate of Designations) (with any such Debt Holder Stock entitled to its pro rata share of such aggregate amount). Upon the receipt of any such Repurchase Election, the Company shall, to the extent it may lawfully do so, repurchase the number of Preferred Shares specified in such Repurchase Election within thirty (30) days after the Company’s receipt of any such Repurchase Election.

(c) FY 2020 and Subsequent Years. Within fifteen (15) days following the Company’s filing of its SEC Reports with the SEC covering each of the four (4) fiscal quarters in the years ending December 31, 2020 and each of the four (4) fiscal quarters in any subsequent fiscal year, if the cash balance of the Company as reported in any such SEC Reports at the end of any such fiscal quarter exceeds $400,000, the Debt Holders may deliver a Repurchase Election to the Company that up to an aggregate of 1,000 Preferred Shares be repurchased at the Series A Liquidation Value (as such term is defined in the Certificate of Designations) (with any such Debt Holder entitled to its pro rata share of such aggregate amount). Upon the receipt of any such Repurchase Election, the Company shall, to the extent it may lawfully do so, repurchase the number of Preferred Shares specified in such Repurchase Election within thirty (30) days after the Company’s receipt of any such Repurchase Election.

ARTICLE V - MISCELLANEOUS

5.1 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.

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5.2 Costs and Expenses. Each of the parties to this Agreement shall bear his or its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby (the “Transaction Expenses”); provided, however, the Company agrees to pay and be responsible for the Debt Holder’s Transaction Expenses related to the Debt Holder’s tax advisors and legal advisors, well as the reasonable Transaction Expenses related to the removal of resale restrictions of the securities issued hereunder under Canadian tax law.

5.3 Governing Law. The provisions of this agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Nevada (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction). Each party hereto irrevocably submits to the jurisdiction of the state and federal courts located in Maricopa County, Arizona, in any action or proceeding arising out of or relating to this Agreement, and each party hereby irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in such court. Each party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement and each party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

5.4 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules attached hereto, constitutes the entire agreement between and among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless such supplement, modification or waiver shall be in writing signed by the Company and each Debt Holder. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

5.5 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called “Notice”) shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, by email or by Federal Express, UPS, or other reputable overnight courier as follows:

IF TO THE COMPANY:	QuoteMedia, Inc. 17100 East Shea Blvd. Suite 230 Fountain Hills, AZ 85268 Attn.: Robert J. Thompson Email: rthompson@quotemedia.com

IF TO THE DEBT HOLDERS:	__________________________
__________________________
__________________________
Attn.: _____________________
Email: _____________________

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Notice given by email shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next normal business day after receipt if not received during the recipient’s normal business hours. All Notices by email shall be confirmed by the sender thereof promptly after transmission in writing by registered or certified mail, personal delivery, Federal Express, UPS or other reputable overnight courier.

5.6 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

5.7 Remedies. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute or otherwise.

5.8 Exhibits and Schedules. The exhibits and schedules referred to herein are attached hereto and incorporated herein by this reference.

5.9 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.10 References and Construction. Whenever required by the context, and is used in this Agreement, the singular number shall include the plural and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification the person may require. The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted. Each of the parties acknowledge that it has been represented by an attorney in connection with the preparation and execution of this Agreement.

5.11 Survival. Any provision of this Agreement which contemplates performance or the existence of obligations after the Closing Date, and any and all representations and warranties set forth in this Agreement, shall not be deemed to be merged into or waived by the execution and delivery of the instruments executed at the Closing, but shall expressly survive Closing and shall be binding upon the party or parties obligated thereby in accordance with the terms of this Agreement, subject to any limitations expressly set forth in this Agreement.

5.12 Attorneys’ Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys’ fees (and sales taxes thereon, if any), including reasonable attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

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ARTICLE VI - DEFINITIONS

Capitalized terms used in this Agreement are used as defined in this Article V or elsewhere in this Agreement.

6.1 Affiliate. The term “Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. The term “control” as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person.

6.2 Governmental Authorities. The term “Governmental Authorities” shall mean any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.

6.3 Legal Requirements. The term “Legal Requirements,” when described as being applicable to any person, shall mean any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any contracts with, any Governmental Authority, in each case as and to the extent applicable to such person or such person’s business, operations or properties.

6.4 person. The term “person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.

EXECUTED as of the date first written above.

COMPANY: QUOTEMEDIA, INC.

By:	/s/ R. Keith Guelpa
Name:	R. Keith Guelpa
Title:	President

DEBT HOLDERS: BRAVENET WEB SERVICES, INC.

By:	/s/ David M. Shworan
Name:	David M. Shworan
Title:	President

HARRISON AVENUE HOLDINGS LTD.

By:	/s/ David M. Shworan
Name:	David M. Shworan
Title:	President

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EXHIBIT A

DEBT

DESCRIPTION OF DEBT:

Bravenet Web Services, Inc. -- $2,657,493.00

Harrison Avenue Holdings Ltd. -- $534,623.00

SCHEDULE OF DEBT HOLDERS:

Debt Holder (Name and Address)	Number of Preferred Shares	Number of Shares of Common Stock Underlying Warrant
Bravenet Web Services, Inc.	106,300	1,480,000
Harrison Avenue Holdings Ltd.	21,385	2,520,000
Total	127,685	4,000,000

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EXHIBIT B

FORM OF WARRANT – SEE EXHIBITS 10.2 AND 10.3

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EXHIBIT C

FORM OF CERTIFICATE OF DESIGNATIONS – SEE EXHIBIT 3.1

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